Exhibit 10.4

SYNERGY PHARMACEUTICALS INC.

NON-STATUTORY STOCK OPTION AGREEMENT

Option No.	Date of Grant: As of , 2008
Shares:

To:  Gabriele M. Cerrone

We are pleased to notify you that SYNERGY PHARMACEUTICALS INC. (the “Company”) has granted to you a non-statutory stock option, to purchase all or any part of an aggregate of                          shares of the Common Stock of the Company (the “Optioned Shares”) at a price of $       per share, subject to the terms and conditions of this Agreement set forth hereinafter.

1.             Vesting, Term and Exercise of Option.  Subject to the provisions of this Agreement, this option may be exercised for up to the number of vested Optioned Shares by you or the representative of your estate on or prior to 10 years from the date of grant (“Last Exercise Date”).         of the Optioned Shares will vest on each of                                   .

2.             Any portion of the Optioned Shares that you do not exercise shall accumulate and can be exercised by you any time prior to the Last Exercise Date.   You may not exercise your option to purchase a fractional share or fewer than 100 shares, and you may only exercise your option by purchasing shares in increments of 100 shares unless the remaining shares purchasable are less than 100 shares.

This option may be exercised by delivering to the Secretary of the Company (i) a written Notice of Intention to Exercise in the form attached hereto as Exhibit A signed by you and specifying the number of Optioned Shares you desire to purchase, (ii) payment in full of the exercise price for all such Optioned Shares in cash, certified check or surrender of shares of Common Stock of the Company having a value equal to the exercise price of the Optioned Shares as to which you are exercising this option, provided that such surrendered shares, if previously acquired by exercise of a Company stock option, have been held by you at least six months prior to their surrender. As a holder of an option, you shall have the rights of a shareholder with respect to the Optioned Shares only after they shall have been issued to you upon the exercise of this option. Subject to the terms and provisions of this Agreement, the Company shall use its best efforts to cause the Optioned Shares to be issued as promptly as practicable after receipt of your Notice of Intention to Exercise.

3.             Change of Control. Notwithstanding the foregoing, in the event there shall have been a Change in Control of the Company), all unvested Optioned Shares shall immediately and irrevocably vest and the exercise period of such Optioned Shares shall be automatically extended to ten years following the date of the Change of Control.  For purposes of this Agreement, a “Change in Control” shall be deemed to have occurred if (i) there shall be consummated (A) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company’s Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Company’s Common Stock immediately prior to the merger have substantially the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company; or (ii) the stockholders of the Company shall approve any plan or proposal for the liquidation or dissolution of the Company, (ii) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934 (the “Exchange Act”)), other than the Company or any employee benefit plan sponsored by the Company, shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities ordinarily (and apart from rights accruing in special circumstances) having the right to vote in the election of directors, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, or (iv) at any time during a period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company shall cease for any reason to constitute at least a majority thereof, unless the election or the nomination for election by the Company’s stockholders of each new director during such two-year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such two-year period.

4.             Non-transferability of Option.  This Option shall not be transferable and may be exercised during your lifetime only by you. Any purported transfer or assignment of this option shall be void and of no effect, and shall give the Company the right to terminate this option as of the date of such purported transfer or assignment. No transfer of an option by you by will or by the laws of descent and distribution shall be effective unless the Company have been furnished with written notice thereof, and such other evidence as the Board of Directors may deem necessary to establish the validity of the transfer and conditions of the option, and to establish compliance with any laws or regulations pertaining thereto.

5.             Certain Rights and Restrictions With Respect to Common Stock.  The Optioned Shares which you may acquire upon the exercise of this option will not be registered under the Securities Act of 1933, as amended, or under state securities laws and the resale by you of such Optioned Shares will, therefore, be restricted. You will be unable to transfer such Optioned Shares without either registration under such Act and compliance with applicable state securities laws or the availability of an exemption therefrom. Accordingly, you represent and warrant to the Company that all shares of Common Stock you may acquire upon the exercise of this option will be acquired by you or your estate in the event of your death for your own account for investment and that you will not sell or otherwise dispose of any such shares except in compliance with all applicable federal and state securities laws. The Company may place a legend to such effect upon each certificate representing Optioned Shares acquired by you upon the exercise of this option.

6.             Disputes.  Any dispute which may arise under or as a result of or pursuant to this Agreement shall be finally and conclusively determined in good faith by the Board of Directors of the Company in its sole discretion, and such determination shall be binding upon all parties.

7.             Governing Law.  This Agreement shall be interpreted, construed and administered in accordance with the laws of the State of New York as they apply to contracts made, delivered and performed in the State of New York.

SYNERGY PHARMACEUTICALS INC.

By:

Exhibit A

NOTICE OF INTENTION TO EXERCISE STOCK OPTIONS

The undersigned grantee of a Synergy Pharmaceuticals Inc. Stock Option Agreement dated as of       , 2008 to purchase          shares of Synergy Pharmaceuticals Inc. common stock hereby gives notice of his or her intention to exercise the Stock Option (or a portion thereof) and elects to purchase                      shares of Synergy Pharmaceuticals Inc. common stock.

Shares should be issued in the name of the undersigned and should be sent to the undersigned at:

(Address where you want stock certificates mailed to)

Date:

Social Security Number

Signature

INSTRUCTIONS:  The exercise of these Stock Options is effective on the date the Company has received all of (1) this Notice of Intention to Exercise Stock Options, and (2) payment in full in cash of the exercise price for all shares being purchased pursuant to this Notice.